                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


        This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Second Amendment") is made as of July 27, 2000 (the "Effective Date"), by and among ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the LENDERS from time to time parties hereto (including their Assignees), BNP PARIBAS (formerly known as Banque Nationale de Paris), a French banking association, as arranger and administrative agent (the "Administrative Agent"), and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association, as syndication agent (the "Syndication Agent").

        WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent are parties to that certain AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of July 29, 1999 (as amended, modified or otherwise supplemented prior to the date hereof, the "Agreement");

        WHEREAS, the Borrower has requested a 364-day extension of the Termination Date pursuant to Section 2.1(b) of the Agreement; and

        WHEREAS, the Lenders have unanimously agreed to extend the Termination Date subject to the amendments, terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

        SECTION 1. DEFINED TERMS. Capitalized terms that are used in this Second Amendment without definition shall have the same meanings herein as in the Agreement.

        SECTION 2. TERMINATION DATE. The definition of the term "Termination Date" in Exhibit A to the Agreement is hereby amended to delete the phrase, "July 27, 2000" and to substitute therefor the phrase "July 26, 2001."

        SECTION 3. CHANGE IN AGGREGATE REVOLVING CREDIT COMMITMENT. Effective from and after July 27, 2000, the Aggregate Revolving Credit Commitment (representing the amount available for borrowing under the Agreement, subject to the terms and conditions of the Agreement) shall be reduced from $30,000,000 to $25,000,000; and the definition of "Aggregate Revolving Credit Commitment" contained in Exhibit A to the Agreement shall be changed accordingly. Also effective from and after July 27, 2000, the Revolving Credit Commitment for each of BNP Paribas and Bank of America N.A. shall be reduced from $15,000,000 to $12,500,000. There shall be no reduction in the amount of the L/C Commitment, which shall continue to be $10,000,000. The preceding reductions are subject to the condition that as of the close of business (New York time) on July 26, 2000, the aggregate Available Revolving Credit Commitment (after reduction for any then pending requests for Loans or for issuance of Letters of Credit) shall be not less than $5,000,000.

        SECTION 4. AMENDMENT TO SUBSECTION 7.1(a). Subsection 7.1(a) of the Agreement shall be amended to read in its entirety as follows (and shall apply to the fiscal quarter ending on or about September 30, 2000 and each fiscal quarter thereafter):

               (a) MINIMUM QUICK RATIO. Permit the Quick Ratio on the last day of any fiscal quarter of the Borrower to be less than
                      2.0 to 1.0.

        SECTION 5. AMENDMENT TO SUBSECTION 7.1(d). Subsection 7.1(d) of the Agreement shall be amended to read in its entirety as follows (and shall apply retroactively to the fiscal quarters immediately preceding and including the fiscal quarter ending on or about September 30, 2000 and each fiscal quarter thereafter):

               (d) PROFITABILITY TEST. Permit (i) operating losses in any one fiscal quarter to exceed $10,000,000, (ii) operating losses in any two consecutive fiscal quarters to exceed $15,000,000 in the aggregate, or (iii) operating losses in any three consecutive quarters (regardless of the magnitude of such losses); provided, however, that for purposes of this covenant (x) non-cash, nonrecurring charges taken by the Borrower or its Subsidiaries for the purchase of in-process technology, and (y) non-cash, nonrecurring charges taken against investments made by the Borrower or its Subsidiaries relating to activities of the Borrower's current material foreign subsidiary (with respect to its assets) up to the amount of $7,000,000 in the aggregate, shall not be considered in any calculation of operating losses.

        SECTION 6. FEES AND EXPENSES. On or before the Effective Date, the Borrower shall pay (a) to the Administrative Agent the administrative agency fee and (b) to each of the Lenders the extension fee, in each case as provided in that certain letter from the Administrative Agent to the Borrower dated July 6, 2000. Promptly upon demand, the Borrower shall reimburse the Administrative Agent for all reasonable expenses, including expenses of counsel, incurred by the Administrative Agent, the Syndication Agent and the Lenders in connection with this Second Amendment.

        SECTION 7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents to the Lenders, the Administrative Agent and the Syndication Agent that:

               (a) REPRESENTATIONS AND WARRANTIES. Its representations and warranties contained in Article VIII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

               (b) ENFORCEABILITY. The execution and delivery by this Second Amendment, and the performance of its obligations under this Second Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Second Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (c) NO DEFAULT. No Default or Event of Default has occurred and is continuing.

        SECTION 8. EFFECT OF AMENDMENT. Except as expressly amended and modified by this Second Amendment, all provisions of the Agreement shall remain in full force and effect. After this Second Amendment becomes effective, all references in the Agreement (or in any other Credit Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Second Amendment. This Second Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

        SECTION 9. EFFECTIVENESS. This Second Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of (a) counterparts of this Second Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto and (b) the fees and expenses set forth in Section 6 herein.

        SECTION 10. GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to any otherwise applicable principles of conflicts of law.

        SECTION 11. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 12. SECTION HEADINGS. The various headings and sub-headings of this Second Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment or the Agreement or any provision hereof or thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


Advanced Fibre Communications, Inc.,        Bank of America, N.A.,
as Borrower                                 as Lender and Syndication Agent


        /s/  Keith E. Pratt                       /s/  Douglas Meckelnburg
--------------------------------------      ------------------------------------
By:    Keith E. Pratt                       By:    Douglas Meckelnburg
Title: Vice President & CFO                 Title: Vice President

BNP Paribas,
as Lender and Administrative Agent


        /s/  Jennifer Y. Cho
--------------------------------------
By:     Jennifer Y. Cho
Title:  Vice President


        /s/  Stephanie Reyes
--------------------------------------
By:    Stephanie Reyes
Title: Assistant Vice President